                                                                   EXHIBIT 23.2


                [MORRISON & FOERSTER LLP LETTERHEAD]

                          January 3, 2000

724 Solutions Inc.
4101 Yonge Street, Suite 702
Toronto, Ontario M2P 1N6

       Re: REGISTRATION STATEMENT ON FORM F-1 (FILE NO. 333-90143)

Dear Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form F-1 filed by 724 Solutions Inc., an Ontario corporation (the "Company"), with the Securities and Exchange Commission on November 2, 1999 (Registration No. 333-90143), Amendment No. 1 thereto filed on December 15, 1999, and Amendment No. 2 thereto filed on the date hereof (collectively, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the Company's ordinary shares.

     We consent to all references to us that appear in the Registration Statement, the prospectus constituting a part thereof and any amendments or supplements thereto.

                                    Best regards,




                                    /s/ Morrison & Foerster LLP